CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our report dated April 4, 1997 included in Colorocs Information Technologies, Inc.'s Form 10-KSB for the year ended December 31, 1996 into the Company's previously filed Form S-8.



ARTHUR ANDERSEN LLP








Atlanta, Georgia
April 10, 1997